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                                                              Exhibit 99.(n)

                      CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Counsel and Independent Accountants" and to the use of our report dated April 16, 2004 in the Registration Statement (Form N-2) of TS&W/Claymore Tax-Advantaged Balanced Fund and its incorporation by reference in the prospectus of TS&W/Claymore Tax-Advantaged Balanced Fund, filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 333-115108) and in this Amendment No. 5 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-21515).

                                               /s/ ERNST & YOUNG LLP


Chicago, Illinois
June 22, 2004